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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION OF
                             MOLECULAR BIOSYSTEMS, INC.

     Molecular Biosystems, Inc. a corporation duly organized and existing under the General Corporation Laws of the State of Delaware (the "Corporation"), hereby certifies that:

     FIRST. The Board of Directors of the Corporation, by unanimous vote of its members at a meeting duly convened pursuant to the General Corporation Law of the State of Delaware, at which a quorum of the members of the Board of Directors was present in person, duly adopted a resolution proposing and declaring advisable an amendment to the Corporation's Certificate of Incorporation to amend Article 4(a) of the Corporation's Certificate of Incorporation to read as follows:

          "Paragraph 4(a). The Corporation shall have authority to issue a total of 40,000,000 shares of common stock, par value $.01 per share."

     SECOND. This amendment was duly considered and approved by the majority of the stockholders entitled to vote and voting at an annual meeting of the stockholders held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

     THIRD. This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, Molecular Biosystems, Inc., has caused this Certificate of Amendment to be signed by Kenneth J. Widder, M.D., its Chairman of the Board of Directors and Chief Executive Officer, and attested to by Craig P. Colmar, Secretary, on this 20th day of August, 1996.

                              MOLECULAR BIOSYSTEMS, INC.



                              By:  /s/ Kenneth J. Widder, M.D.
                                   ---------------------------------
                                   Kenneth J. Widder, M.D., CHAIRMAN
                                OF THE BOARD AND CHIEF EXECUTIVE OFFICER

ATTEST:

Craig P. Colmar, SECRETARY